UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2020

ZOOMPASS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-203997	30-0796392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2455 Cawthra Rd, Unit 75 Mississauga, ON L5A3P1, CANADA
(Address of Principal Executive Offices) (Zip Code)

647-406-1199
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ZPAS	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

As previously disclosed in the Current Report on Form 8-K filed by Zoompass Holdings, Inc. (the "Company") on April 21, 2020 (the “Original Report”), effective on April 20, 2020, the Company entered into that certain Share Exchange Agreement (the "Share Exchange Agreement") by and among the Company, Blockgration Global Corp., an Ontario corporation ("BGC"), and the shareholders of BGC (the "BGC Shareholders"). Pursuant to the Share Exchange Agreement, the Company agreed to exchange the outstanding equity stock of BGC held by the BGC Shareholders for shares of common stock of the Company. At the Closing Date, the Company issued to the BGC shareholders (i) fifty million (50,000,000) newly issued shares of the common stock, $0.001 par value, (the "ZPAS Stock"), and (ii) warrants to purchase seventy-five million (75,000,000) shares of common stock at an exercise price of $0.25 per share, valid for three years.

As a result of the Share Exchange Agreement and the other transactions contemplated thereunder, BGC will become a wholly owned subsidiary of the Company.

The Company, BGC and the BGC Shareholders amended the Share Exchange Agreement as of May 29, 2020, pursuant to an Amendment to the Share Exchange Agreement (the “Amendment”), pursuant to which certain Bonus Shares and Warrants provided for in the Share Exchange Agreement shall be allocated to AMP Marketing Inc., or its designees.

The above description of the Amendment and Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and Share Exchange Agreement, which is attached as Exhibit 2.1 hereto, and as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 21, 2020, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 above, effective April 20, 2020, the Company entered into a Share Exchange Agreement which resulted in BGC becoming our majority-owned subsidiary. The transactions contemplated by the Share Exchange Agreement were consummated as of May 31, 2020 (the “Closing”).

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the terms of the Share Exchange Agreement, the Company issued (i) fifty million (50,000,000) newly issued shares of the common stock of ZPAS, $0.001 par value, and (ii) warrants to purchase seventy-five million (75,000,000) shares of common stock at an exercise price of $0.25 per share, valid for three years, in exchange for 100% of the shares of capital stock of BGC, together with certain Bonus Shares and warrants issuable to AMP Marketing Inc. At the Closing, 25,000,000 shares of Company common stock were issued to the BGC Shareholders together with warrants to purchase 6,250,000 shares of common stock. An additional 25,000,000 shares and warrants to purchase 6,250,000 shares are issuable upon satisfaction of certain revenue milestones. The remaining warrants are issuable following the end of the 2021 fiscal year, also subject to revenue milestones. An aggregate of up to 10,000,000 shares and warrants to purchase 10,000,000 shares are issuable as the Bonus Shares and Warrants at the end of the 2020 and 2021 fiscal years, subject to certain revenue milestones.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(2) of the Securities Act. The securities were exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant

The information set forth in Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

As more fully described in Items 1.01 and 1.02 above, the Company will issue approximately 50,000,000 Shares of the Company’s common stock to the BGC Shareholders in exchange for 100% of the issued and outstanding shares of the capital stock of BGC, together with shares issuable upon exercise of the Warrants, which constitutes approximately 62% percent of the currently issued and outstanding shares of the Company’s common stock.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company has announced that effective June 3, 2020, Shibu Abraham has been appointed as Chief Financial Officer.

Shibu Abraham

Mr. Abraham was most recently head of Shibu Abraham Professional Corporation and prior to that he was a partner at Abraham Chan LLP. He is a Chartered Professional Accountant in Canada, Chartered Accountant in India and Certified Public Accountant in the USA (Illinois). He is graduate of Madras Christian College in Chennai, India.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

This Current Report on Form 8-K will be supplemented by amendment to provide the required financial statements not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

This Current Report on Form 8-K will be supplemented by amendment to provide the required pro forma financial information not later than 71 days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1	Form of Amendment to the Share Exchange Agreement, effective as of May 29, 2020, by and among Zoompass Holdings Inc., Blockgration Global Corp., and the shareholders of Blockgration Global Corp*

*	The copies of the Agreement filed herewith have been redacted to remove certain confidential information. We intend to file a confidential treatment request with the Commission regarding this information.

ZOOMPASS HOLDINGS, INC.
June 3, 2020	By: /s/ Manny Bettencourt Manny Bettencourt Chief Executive Officer